REVISED SCHEDULE A TO THE RULE 18f-3 Plan

OLD MUTUAL ADVISOR FUNDS

Name of Funds

Name of Fund	Date Added
Old Mutual Asset Allocation Balanced Portfolio	July 8, 2004
Old Mutual Asset Allocation Conservative Portfolio	July 8, 2004
Old Mutual Asset Allocation Growth Portfolio	July 8, 2004
Old Mutual Asset Allocation Moderate Growth Portfolio	July 8, 2004
Old Mutual Copper Rock Emerging Growth Fund	May 11, 2005
Old Mutual Analytic Defensive Equity Fund	May 11, 2005
Old Mutual Clay Finlay China Fund	December 19, 2005
Old Mutual Clay Finlay Emerging Markets Fund	December 19, 2005
Old Mutual International Equity Fund	December 19, 2005
Old Mutual Analytic Global Defensive Equity Fund	March 1, 2006
Old Mutual VA Asset Allocation Conservative Portfolio	June 29, 2006
Old Mutual VA Asset Allocation Balanced Portfolio	June 29, 2006
Old Mutual VA Asset Allocation Moderate Growth Portfolio	June 29, 2006
Old Mutual VA Asset Allocation Growth Portfolio	June 29, 2006
Old Mutual Analytic VA Defensive Equity Portfolio	June 29, 2006
Old Mutual Analytic VA Global Defensive Equity Portfolio	June 29, 2006

Date: June 29, 2006

OLD MUTUAL ADVISOR FUNDS

By: /s/ Andra C. Ozols

Name:	Andra C. Ozols

Title: Vice President & Secretary